[Franklin Templeton Letterhead]

October 31, 2023

State Street Bank and Trust Company

2495 Natomas Park Dr., Suite 400

Sacramento, CA 95833

Attention: Jason O’Neill, Vice President

Re: Franklin Templeton ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established a new series of shares to be known as Franklin Focused Growth ETF, which is expected to be launched on or about November 3, 2023 (the “Portfolio”).

In accordance with Section 20.6.2, the Additional Portfolio provision, of the Master Custodian Agreement dated as of April 18, 2016, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each management investment company party thereto, and State Street Bank and Trust Company (“State Street”), the Trust hereby requests that State Street act as Custodian for the Portfolio under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Appendix A attached hereto. In connection with such request, the Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.7 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

     Sincerely,

FRANKLIN TEMPLETON ETF TRUST

By:  /s/ Matthew T. Hinkle

Name:  Matthew T. Hinkle

Title:  Chief Executive Officer – Finance and Administration, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Jason O’Neill

Name: Jason O’Neill

Title: Vice President , Duly Authorized

Effective Date: November 3, 2023

APPENDIX A

to

Master Custodian Agreement

Franklin Templeton ETF Trust

Franklin U.S. Low Volatility ETF

Franklin Investment Grade Corporate ETF

Franklin Dynamic Municipal Bond ETF

Franklin Municipal Green Bond ETF

Franklin Senior Loan ETF

Franklin High Yield Corporate ETF

Franklin International Aggregate Bond ETF

Franklin U.S. Core Bond ETF

Franklin Systematic Style Premia ETF

Franklin U.S. Treasury Bond ETF

Franklin Ultra Short Bond ETF

Franklin International Core Dividend Tilt Index ETF

Franklin Emerging Market Core Dividend Tilt Index ETF

Franklin U.S. Core Dividend Tilt Index ETF

Franklin U.S. Equity Index ETF

Franklin U.S. Small Cap Multifactor Index ETF

Franklin U.S. Mid Cap Multifactor Index ETF

Franklin U.S. Large Cap Multifactor Index ETF

Franklin FTSE Asia ex Japan ETF

Franklin FTSE Australia ETF

Franklin FTSE Brazil ETF

Franklin FTSE Canada ETF

Franklin FTSE China ETF

Franklin FTSE Europe ETF

Franklin FTSE Eurozone ETF

Franklin FTSE France ETF

Franklin FTSE Germany ETF

Franklin FTSE Hong Kong ETF

Franklin FTSE India ETF

Franklin FTSE Italy ETF

Franklin FTSE Japan ETF

Franklin FTSE Japan Hedged ETF

Franklin FTSE Mexico ETF

Franklin FTSE Russia ETF

Franklin FTSE South Korea ETF

Franklin FTSE Switzerland ETF

Franklin FTSE Taiwan ETF

Franklin FTSE United Kingdom ETF

Franklin FTSE Latin America ETF

Franklin FTSE Saudi Arabia ETF

Franklin FTSE South Africa ETF

Franklin Disruptive Commerce ETF

APPENDIX A

-Continued-

Franklin Genomic Advancements ETF

Franklin Intelligent Machines ETF

Franklin Exponential Data ETF

BrandywineGLOBAL - Dynamic US Large Cap Value ETF

Martin Currie Sustainable International Equity ETF

ClearBridge Sustainable Infrastructure ETF

Franklin Income Focus ETF

BrandywineGLOBAL - U.S. Fixed Income ETF

Western Asset Bond ETF

Franklin Focused Growth ETF